Exhibit 10.2

SITIME CORPORATION

EXECUTIVE BONUS AND RETENTION PLAN

(Approved August 4, 2020)

1.            Purpose.

The purpose of this Executive Bonus and Retention Plan (the “Plan”) is to attract, motivate and retain executives, including officers, of SiTime Corporation (“SiTime” or the “Company”) to align such individuals’ performance with SiTime’s corporate goals.

2.            Administration.

The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). The Committee shall have the sole discretion and authority to:

a.administer and interpret the Plan;

b.determine which employees of the Company will be eligible to participate in the Plan in any given fiscal year or portion thereof;

c.prescribe the terms and conditions of any awards granted under the Plan;

d.adopt rules and guidelines for the administration of the Plan that are consistent with the Plan; and

e.interpret, amend or revoke any such rules and guidelines.

With respect to Plan matters not affecting the officers of the Company, the Committee may delegate its administrative powers to any one or more of the officers of the Company. The decisions of the Committee (or its delegate, as applicable) shall in every case be final and binding on all persons having an interest in the Plan.

3.            Bonus Pool.

a.The amount available to allocate for payment of bonuses under the Plan in respect of a given fiscal year (or portion thereof) of the Company (the “Bonus Pool”) shall be determined by the Committee according to the following procedures. For any fiscal year, or portion thereof (the “Performance Period”) the Committee will establish threshold, target and maximum bonus levels (the “Bonus Targets”) and the corresponding threshold, target and maximum performance goals (the “Performance Goals”).

b.The Performance Goals may be different for different employees and may include but shall not be limited to: (a) any one or more financial performance metrics, measured either quarterly, semi-annually, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, on a GAAP or non-GAAP basis in the case of certain financial metrics, to previous years’ results or to a designated comparison group, in each case as specified and weighted by the Committee; and (b) such other criteria as the Committee may determine are appropriate to measure the performance of an employee in carrying out his or her assigned duties and responsibilities.

c.As soon as practicable after the end of each Performance Period, the Committee will certify the final Bonus Pool for the Performance Period considering both the Bonus Targets and the level of achievement of the Performance Goals. Notwithstanding any contrary provision of the Plan, the Committee may, in its sole discretion and at any time, (i) increase, reduce or eliminate the amount allocated to the Bonus Pool, or (ii) modify the Bonus Targets or Performance Goals used in determining the Bonus Pool .

4.            Bonus Allocation and Payment.

Following certification of the Bonus Pool, the Bonus Pool will be allocated by the Committee (or its delegate, as applicable) and paid out on terms as determined by the Committee. To the extent that the Plan bonus threshold, target or maximum funding and/or performance levels are pre-established with respect to any or all employees, the Committee (or its delegate, as applicable) reserves the discretion to modify the final bonus(es) payable to any or all such employees as determined appropriate in its sole discretion. Bonuses under the Plan shall be payable as soon as practicable following certification of the Bonus Pool in cash or awards with respect to shares of Company common stock issued under the Company’s 2019 Stock Incentive Plan, including awards subject to additional vesting requirements. Bonuses shall be subject to applicable deductions and tax withholdings. An employee must be employed on the date of payment (and on any subsequent vesting date(s) to the extent applicable) in order to earn any bonus under this Plan.

5.            Amendment and Termination.

Either the Board of Directors of the Company or the Committee may amend, suspend or terminate the Plan in writing at any time, for any and no reason.

6.            Miscellaneous.

a.Nothing in this Plan or any bonus granted hereunder shall interfere with or limit in any way the right of the Company to terminate any individual’s employment or service at any time or for any reason not prohibited by law.

b.Bonuses under the Plan are discretionary. No person is automatically entitled to participate in the Plan in any fiscal year, or portion thereof. At no time prior to actual payment of a bonus shall any person accrue any vested interest or right whatsoever under the Plan.  The Committee has no obligation for uniformity of treatment of individuals or bonuses under the Plan.

c.An individual’s right or interest, if any, to receive payment of a bonus under the Plan is not assignable or transferable and shall not inure to any third-party beneficiary.

d.The Plan and all obligations hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, sale or otherwise, of all or substantially all the business and/or assets of the Company.

e.The Plan and any bonuses payable hereunder are intended to be exempt to the maximum extent possible from Section 409A of the Internal Revenue Code of 1986, as amended, and all regulations or other guidance promulgated thereunder (collectively, “Section 409A”); and to otherwise comply with Section 409A. The Plan shall be interpreted and administered in a manner consistent with this intent.

f.The Plan is intended to be unfunded. Participants are and shall at all times be general unsecured creditors of the Company with respect to their bonuses hereunder, if any. The Company shall bear all expenses and costs in connection with the operation of the Plan.

g.If any provision of this Plan or the application thereof to any individual or circumstance is deemed invalid or unenforceable by a court of competent jurisdiction, then the remainder of the Plan or the application of such term or provisions to individuals or circumstances shall be valid and enforceable to the fullest extent permitted by law.

h.The Plan, all bonuses granted hereunder and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of California without giving effect to principles of conflicts of law.

i.Bonuses paid under the Plan will be subject to recoupment in accordance with any recoupment policy that the Company adopts or is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable law.